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                                                                    EXHIBIT 4.17



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                       OLD DOMINION ELECTRIC COOPERATIVE,

                                    GRANTOR,

                                       TO

                                  SUNTRUST BANK
                     (Successor by Merger to Crestar Bank),

                                     TRUSTEE

                            ------------------------


                          FIRST SUPPLEMENTAL INDENTURE
                          Dated as of December 1, 2002

                             ----------------------


               Supplemental to the Amended and Restated Indenture
                          Dated as of September 1, 2001

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                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 1, 2002 (the "First Supplemental Indenture"), between Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (the "Company"), whose mailing address and address of its chief executive office is Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and SunTrust Bank, a Georgia banking corporation and successor by merger to Crestar Bank, as trustee (the "Trustee"), having a corporate trust office at 919 East Main Street, 10th Floor, Corporate Trust Administration, Richmond, Virginia 23219.

         WHEREAS, the Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, as supplemented, modified or amended (the "Original Indenture"), to secure, as provided therein, Bonds, to be issued in one or more series as provided in the Original Indenture; and

         WHEREAS, the Company has heretofore executed and delivered an Amended and Restated Indenture, dated as of September 1, 2001 (the "Restated Indenture"), to issue unsecured obligations from the date thereof, and on the Release Date, to convert all Pre-Existing Bonds still Outstanding under the Original Indenture to unsecured general obligations of the Company; and

         WHEREAS, the Company desires to execute and deliver this First Supplemental Indenture, in accordance with the provisions of the Restated Indenture, for the purposes of amending certain provisions of the Restated Indenture pursuant to Section 10.02 of the Restated Indenture, effective upon obtaining the required consents from the Holders pursuant to such section; and

         WHEREAS, Section 10.02 of the Restated Indenture provides that, with the consent of a specified number of Holders of the Bonds of all series then Outstanding affected, the Company, when authorized by a Board Resolution, and the Trustee may enter into a Supplemental Indenture for the purposes and subject to the conditions set forth in such Section 10.02; and

         WHEREAS, the Company, as authorized by the consent of the Board of Directors, proposes to supplement and amend the Restated Indenture as provided herein in compliance with Section 10.02 thereof;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

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                                   ARTICLE I

                      AMENDMENTS TO THE RESTATED INDENTURE

         Section 1.01. The amendments to the Restated Indenture set forth in
Section 2.02 of this First Supplemental Indenture shall become effective pursuant to and in accordance with Sections 10.02 and 10.04 of the Restated Indenture.

         Section 1.02. Section 1.01 of the Restated Indenture is amended by deleting the definition of "Interest Charges" therein and substituting in lieu thereof the following:

         "Interest Charges" for any period means the total interest charges (other than capitalized interest charges) of the Company for such period determined in accordance with Accounting Requirements related to (i) all Outstanding Indenture Obligations and (ii) all other obligations of the Company (other than Subordinated Debt) to repay borrowed money or to pay the deferred purchase price for property or services, in all cases including amortization of debt discount and expense or premium on issuance but excluding the interest component attributable to any capitalized lease or similar agreement; PROVIDED, HOWEVER, that with respect to any calculation of Interest Charges for any period prior to the Release Date, "Interest Charges" has the meaning set forth in the Original Indenture."

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental and amendatory to the Restated Indenture, and shall form a part thereof, and the Restated Indenture, as hereby supplemented, amended and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Restated Indenture shall be applicable to the Obligations issued thereunder to the same extent as if specifically set forth herein. All capitalized terms used in this First Supplemental Indenture shall be taken to have the same meanings as in the Restated Indenture, except in cases where the context clearly indicates otherwise.

         Section 2.02. All recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Restated Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         Section 2.03. Whenever in this First Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Seven and Nine of the Restated Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

         Section 2.04. Nothing in this First Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other

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than the parties hereto and the Holders of the Additional Obligations, any right, remedy or claim under or by reason of this First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this First Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Additional Obligations.

         Section 2.05. This First Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

         Section 2.06. Although this First Supplemental Indenture is dated for convenience and for the purpose of reference as of December 1, 2002, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the day and year first above written.

Company:                                       OLD DOMINION ELECTRIC COOPERATIVE
Innsbrook Corporate Center
4201 Dominion Boulevard
Glen Allen, Virginia 23060
                                               By:
                                                    ----------------------------
                                                    Name:  Daniel M. Walker
                                                    Title: Senior Vice President

Trustee:                                       SUNTRUST BANK, as Trustee
919 East Main Street, 10th Floor
Corporate Trust Administration
Richmond, Virginia 23219
                                               By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

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ACKNOWLEDGMENT

COMMONWEALTH OF VIRGINIA            )
                                    )
CITY/COUNTY OF HENRICO              )


         The foregoing instrument was acknowledged before me this ___ day of __________, 2002, by Daniel M. Walker, the Senior Vice President of Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative.



                                            ------------------------------------
                                                        Notary Public

My Commission expires:


                                 ACKNOWLEDGMENT

COMMONWEALTH OF VIRGINIA            )
                                    )
CITY/COUNTY OF RICHMOND             )


         The foregoing instrument was acknowledged before me this ____ day of __________, 2002, by , the Senior Vice President of SunTrust Bank, a Georgia banking corporation, on behalf of the Bank.



                                            ------------------------------------
                                                        Notary Public

My Commission expires: